                                                                 EXHIBIT 23.1(a)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Capitol Bancorp Ltd.
Lansing, Michigan

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Ltd. of our report dated January 29, 1999 relating to the consolidated financial statements of Capitol Bancorp Ltd. which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP


Grand Rapids, Michigan
September 14, 1999

                                                                 EXHIBIT 23.1(b)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Macomb Community Bank
Macomb, Michigan

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Ltd. of our report dated January 29, 1999 relating to the financial statements of Macomb Community Bank which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP



Grand Rapids, Michigan
September 14, 1999